EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-19987 on Form S-3, Registration Statement No. 333-22745 on Form S-8, Registration Statement No. 333-23547 on Form S-4, Registration Statement No. 333-63443 on Form S-3, Registration Statement No. 333-42930 on Form S-8, Registration Statement No. 333-44960 on Form S-3, Registration Statement No. 333-63980 on Form S-3, Registration Statement No. 333-117512 on Form S-8, Registration Statement No. 333-121762 on Form S-4 and Registration Statement No. 333-127229 on Form S-4 of our reports dated February 25, 2008, relating to the consolidated financial statements of Diamond Offshore Drilling, Inc. (“the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for uncertainty in income taxes in 2007) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.
Deloitte & Touche LLP
Houston, Texas
February 25, 2008